UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): Dec. 17, 2018 (Dec. 13, 2018)

Connecticut Water Service, Inc.

(Exact name of registrant as specified in its charter)

Connecticut

(State or other jurisdiction of incorporation)

0-8084     06-0739839

(Commission File Number)     (IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut     06413-0562

(Address of Principal Executive Offices)     (Zip Code)

(860) 669-8636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 1.01    Entry into a Material Definitive Agreement

Entry into New Term Loan for Maine Water Company

As previously reported, on December 1, 2012, the Maine Water Company, a Maine corporation (“Maine Water”), and CoBank, ACB, a federally chartered instrumentality of the United States (“CoBank”) entered into that certain Amended and Restated Master Loan Agreement, as amended on December 22, 2014 (the “Agreement”).   Maine Water is an operating water utility subsidiary of Connecticut Water Service, Inc., a Connecticut corporation (the “Company”), the registrant.

Pursuant to the Agreement, Maine Water has previously delivered to CoBank two separate Promissory Note and Single Advance Term Loan Supplements, dated December 22, 2014 and January 10, 2017, respectively, as follows:

Promissory Note	Principal Amount	Maturity Date
Second Promissory Note and Single Advance Term Loan Supplement No. RI0042T03	$4,500,000	Dec. 20, 2024
Third Promissory Note and Single Advance Term Loan Supplement No. RI0042T04	$5,000,000	Dec. 30, 2026

On December 13, 2018, Maine Water executed and delivered to CoBank a new Promissory Note and Single Advance Term Loan Supplement, dated October 30, 2018 (the “Fourth Promissory Note”). On the terms and subject to the conditions set forth in the Fourth Promissory Note issued pursuant to the Agreement, CoBank agreed to make an unsecured loan (the “Loan”) to Maine Water in the principal amount of $8,000,000, as follows:

Promissory Note	Principal Amount	Maturity Date
Fourth Promissory Note and Single Advance Term Loan Supplement No. RI0042T05	$8,000,000	Dec. 30, 2043

Under the Fourth Promissory Note, Maine Water will pay interest on the Loan in accordance with either of the following interest rate options, as selected periodically by Maine Water: (1) at a weekly quoted variable rate, a rate per annum equal to the rate of interest established by CoBank on the first business day of each week; or (2) at a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance for periods of 365 days or more. Interest shall be calculated on the actual number of days the Loan is outstanding on the basis of a year consisting of 360 days. Maine Water has selected a fixed rate of 5.51% per year through the maturity date of the Loan.

Maine Water intends to use the proceeds of the above described Loan from CoBank to refinance existing debt and to finance certain capital expenditures.

The above summary of the material terms of the Agreement and the Fourth Promissory Note is qualified in its entirety by reference to: (1) the Agreement, dated as of December 1, 2012 and amended as of December 22, 2014, and (2) the Fourth Promissory Note dated as of December 13, 2018. The Agreement, as amended, has previously been filed. The Fourth Promissory Note is filed herewith as Exhibit 10.3 is hereby incorporated herein by reference.

Modification of Revolving Credit Facility

As previously reported, the Company has maintained a revolving line of credit, currently in the amount of $45,000,000 (the “Line of Credit”) with Citizens Bank, N.A. n (“Citizens”) since 2002. The Line of Credit currently has an expiration date of April 25, 2021.

On December 14, 2018, the Company and Citizens agreed to increase the amount of the Line of Credit from $45,000,000 to $75,000,000 and to extend the maturity date of the Line of Credit until December 14, 2023. The Company has delivered to Citizens an Amended and Restated Promissory Note, dated Dec. 14, 2018, evidencing the debt payable pursuant to the Line of Credit.

Copies of the Dec. 14, 2018 Letter Agreement and the Amended and Restated Promissory Note dated Dec. 14, 2018 are filed herewith as Exhibit 10.4 and Exhibit 10.5 and are hereby incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference in response to this Item 2.03.

Item 9.01     Financial Statements and Exhibits:

The following documents are filed herewith as exhibits:

(d)	Exhibits

10.1
Amended and Restated Master Loan Agreement between the Maine Water Company and CoBank, ACB, dated December 1, 2012 and entered into on December 7, 2012 (Exhibit 10.1 to Form 8-K filed on December 7, 2012).

10.2
Amendment to Amended and Restated Master Loan Agreement by and between the Maine Water Company and CoBank, ACB, dated as of December 22, 2014 (filed as Exhibit 10.2 to Form 8-K filed on December 30, 2014).

10.3	Promissory Note and Single Advance Term Loan Supplement between the Maine Water Company and CoBank, ACB, dated as of December 13, 2018, is filed herewith.
10.4	Letter Agreement between Connecticut Water Service, Inc. and Citizens Bank, N.A., dated December 14, 2018, is filed herewith.
10.5	Amended and Restated Promissory Note, dated December 14, 2018, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.,
a Connecticut corporation

Date: December 17, 2018    By: /s/ Robert J. Doffek
    Name: Robert J. Doffek
Title: Chief Financial Officer, Treasurer and Controller